SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2005
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of principal executive offices)	75039 (Zip Code)
Registrant’s telephone number, including area code:    (972) 443-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As previously reported, Mr. Kevin E. Sheehan began serving as the non-executive Chairman of the Board of Flowserve Corporation (“Company”) on August 1, 2005. On October 12, 2005, the Compensation Committee of the Board of Directors (the “Board”) proposed and the full Board approved the payment to Mr. Sheehan of $100,000 annually, beginning August 1, 2005, for his service as non-executive Chairman of the Board, which is in addition to his regular Board retainer and supplemental compensation noted below which Mr. Sheehan receives for serving as a Board member and a committee member. Mr. Sheehan will receive this additional compensation on a quarterly basis, in accordance with the pre-established director compensation cycles, which will be deferred in 2005 in the form of Company common stock until his termination of service. As the non-executive Chairman of the Board, Mr. Sheehan’s responsibilities include, among other things, presiding over Board meetings, non-management executive sessions of the independent directors and annual and special meetings of shareholders; organizing the meeting schedules and agendas of the Board; facilitating communication between and among the independent directors and management; overseeing the distribution of information to the Board; coordinating periodic input by the Board in reviewing management’s strategic plans for the Company; working with the Chairman of the Corporate Governance & Nominating Committee to review changes in Board membership and the membership and the chair of each committee and to interview prospective Board candidates; overseeing the development of appropriate objectives for the Chief Executive Officer (the “CEO”) and monitoring performance against those objectives; and coordinating and acting as chair of the annual Board performance review of the CEO and communicating the results of such performance review to the CEO.
     On October 12, 2005, the Organization & Compensation Committee also approved supplemental compensation to specified directors for their service on special subcommittees formed during 2005 for the Company’s search of, and transition to, a new chief executive officer. The supplemental compensation was paid in recognition of services performed by those directors well above and beyond their regular Board and committee duties, responsibilities and expectations. The services performed included the negotiation of the separation agreement for the Company’s former CEO, the development of a special senior management retention plan during the search for the new CEO, special recruiting work related to identifying, interviewing and evaluating new candidates for the CEO position and the negotiation of a new employment agreement with Lewis M. Kling in connection with his appointment as CEO. The supplemental compensation was based on the number of days each director performed these services and on a per diem payment of $3,500. For these services, each director named below received the payment set forth opposite his name:

Director	Aggregate Payment
Charles M. Rampacek	$87,500
George T. Haymaker, Jr.	$35,000
Hugh K. Coble	$28,000
Kevin E. Sheehan	$12,250
William C. Rusnack	$56,000
The fees noted above will be paid in addition to regular Board retainers which these directors receive for serving as a Board member, a committee chairman and a committee member, as applicable. Each director listed above will defer this compensation in 2005 in the form of Company common stock until his termination of service, except for William C. Rusnack who will receive the payment in cash.
On October 12, 2005, the Company also granted Mr. Joseph R. Pinkston, III, 9,000 shares of restricted common stock and a stock option for 15,000 shares under its 2004 Stock Compensation Plan in connection with his appointment as Vice President of Human Resources for the Company. The 9,000 shares of restricted common stock will vest October 12, 2008 and the option for 15,000 shares of common stock will vest in three equal annual installments, commencing October 12, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: October 18, 2005

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